UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, Suite 1401 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 208-6102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUVB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Nuvation Bio Inc. (the “Company”) posted to its website an updated corporate presentation that will be shared with investors and others from time to time. A copy of the corporate presentation is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 8, 2025, positive results from a Phase 2 study of safusidenib in Japanese patients with chemotherapy- and radiotherapy-naïve grade 2 IDH1-mutant gliomas were published in the online journal of Neuro-Oncology. Safusidenib is a novel, oral, potent, brain-penetrant targeted inhibitor of mutant IDH1 being developed by the Company.

As reported in the new publication, the open-label, multicenter, single-arm study evaluated 27 patients with IDH1-mutant grade 2 gliomas who had no prior anticancer therapy except for resection or biopsy. The study met its primary endpoint, demonstrating an objective response rate (ORR) of 44.4%; median duration of response could not be estimated because no progression events had occurred. As of the data cut-off date (March 10, 2023), median progression-free survival (PFS) was not yet reached with a median follow-up time of 28 months, demonstrating the long-term potential of safusidenib to delay disease progression. At 24 months, 87.9% of patients were progression free.

Adverse events were mostly mild to moderate and manageable. Grade 3 or greater treatment-related adverse events occurred in five (18.5%) patients. No grade 5 events were reported. Three (11.1%) patients had treatment-emergent adverse events that led to study treatment discontinuation, two of which were considered related to safusidenib by study investigators and were resolved with dose interruption and/or appropriate medical management.

A Good Clinical Practice (GCP) noncompliance issue regarding the collection of adverse events was identified during the study. Therefore, all safety data presented in this manuscript was based on a subsequent re-investigation and re-collection of adverse events performed in strict accordance with the study protocol to ensure data integrity. The GCP noncompliance issue related only to safety reporting.

As previously announced on October 23, 2025, the Company is progressing the G203 study, a global, randomized study of safusidenib for the maintenance treatment of high-grade IDH1-mutant gliomas, with a protocol amendment on track to increase the sample size and include patients with grade 2 high-risk IDH1-mutant glioma, which will finalize the study as a global Phase 3 study to support potential regulatory approvals. The primary endpoint is PFS as assessed by Blinded Independent Central Review per Response Assessment in Neuro-Oncology 2.0, which the U.S. Food and Drug Administration agreed could support full approval in this setting. Secondary endpoints include overall survival, PFS as assessed by the investigator, ORR and duration of response.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Corporate Presentation of Nuvation Bio Inc. (November 17, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVATION BIO INC.

Date: November 17, 2025	By:	/s/ Philippe Sauvage
	Name:	Philippe Sauvage
	Title:	Chief Financial Officer